GOLDONLINE INTERNATIONAL, INC. AND SUBSIDIARIES
PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
EXHIBIT 99.3.c
FOUR MONTHS ENDED JULY 31, 1999

                                                                                                       PRO FORMA
                                                                                       PRO FORMA      STATEMENT OF
                                                                      AUDITED          ADJUSTMENT      OPERATIONS
Sales and revenues                                                   $ 462,915                          $462,915
Cost of sales                                                          229,340                           229,340
                                                                     --------------------------------------------
  Gross profit                                                         233,575               -           233,575
Selling, general and administrative expense                            257,656                           257,656
                                                                     --------------------------------------------
  Loss from operations                                                 (24,081)              -           (24,081)

Other income (expense):
 Interest expense                                                       (7,426)                           (7,426)
 Interest and other income                                                  25                                25
                                                                     --------------------------------------------
                                                                        (7,401)              -            (7,401)
                                                                     --------------------------------------------
Net earnings (loss) before income taxes                                (31,482)              -           (31,482)
Income tax expense (benefit)                                           (10,501)                          (10,501)
                                                                     --------------------------------------------
Net earnings (loss)                                                  $ (20,981)           $  -          $(20,981)
                                                                     ============================================

Net earnings (loss) per share                                        $  (0.000)                         $ (0.000)
                                                                     ============================================

Weighted average shares outstanding, in millions                          80.0             1.2              81.2
                                                                     ============================================

The adjustment records the effect of the acquisition and merger which resulted in an increase in the weighted average shares outstanding.